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                                                                     EXHIBIT 3.1

                             ARTICLES OF AMENDMENT
                                       OF
                                  MAPICS, INC.


                                       I.

     The name of the corporation is MAPICS, Inc.

                                      II.

     The Articles of Incorporation are hereby amended to delete Section 2(b) of Annex A and Section 2(b) of Annex B.

                                      III.

     The amendment to delete Section 2(b) of Annex A and Section 2(b) of Annex B of the Articles of Incorporation was duly approved by the shareholders of the corporation on February 10, 2000 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.


     IN WITNESS WHEREOF, MAPICS, Inc. has caused these Articles of Amendment to be executed by a duly authorized officer this 10th day of February, 2000.


                              MAPICS, INC.


                              By: /s/ Martin D. Avallone
                                  -----------------------------------
                              Name: MARTIN D. AVALLONE
                                    ---------------------------------
                              Title: Vice President, General Counsel
                                     --------------------------------
                                     And Secretary